Filed Pursuant to Rule 433 of the Securities Act of 1933

Issuer Free Writing Prospectus dated February 4, 2022

Relating to Preliminary Prospectus dated January 25, 2022

Registration No. 333-261984

HEARTCORE ENTERPRISES, INC.

FREE WRITING PROSPECTUS

This free writing prospectus is being filed pursuant to Rule 433 under the Securities Act of 1933 (the “Securities Act”) by HeartCore Enterprises, Inc. (the “Issuer”) with respect to Registration Statement No. 333-261984 (the “Registration Statement”). The Issuer has filed the Registration Statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that Registration Statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Boustead Securities, LLC at 949.502.4408 or by email at offerings@boustead1828.com or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA.

The most recent registration statement (including the most recent prospectus) can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1892322/000149315222002206/forms-1a.htm

# HeartCore

Investor Presentation
February 2022

# FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential," or "hopes" or the negative of these or similar terms. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading "Risk Factors" and elsewhere in the registration statement that we have filed with the U.S. Securities and Exchange Commission. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur. Past performance is not indicative of future results. There is now guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a total risk of loss.

HeartCore

## Free Writing Prospectus

We have filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. The registration statement has not yet become effective. Before you invest, you should read the preliminary prospectus in that registration statement (including the risk factors described therein) and other documents that we have filed with the SEC for more complete information about us and this offering.

You may access these documents for free by visiting EDGAR on the SEC Website at http://www.sec.gov. The preliminary prospectus was filed January 25, 2022 and is available on the SEC website at http://www.sec.gov. Alternatively, HTCR and any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling Boustead Securities, LLC at 949.502.4408 or by email at offerings@boustead1828.com or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA.

## Form CRS/Reg BI Disclaimer:

Boustead Securities, LLC is registered with the Securities and Exchange Commission (SEC) as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC). Brokerage and investment advisory services and fees differ and it is important for you to understand these differences. Free and simple tools are available to research firms and financial professionals at Investor.gov/CRS, which also provides educational materials about broker-dealers, investment advisers, and investing. When we provide you with a recommendation, we have to act in your best interest and not put our interest ahead of yours. At the same time, the way we make money creates a conflict with your interests. Please strive to understand and ask us about these conflicts because they can affect the recommendations we provide you. There are many risks involved with investing. For Boustead Securities customers and clients, please see our Regulation Best Interest Relationship Guide on the Form CRS Reg BI page on our website at https://www.boustead1828.com/form-crs-reg-bi. For FlashFunders' visitors, you may review the Form CRS of Boustead Securities under the Form CRS section. Please also carefully review and verify the accuracy of the information you provide us on account applications, subscription documents and others.

# Risk Factors

HeartCore

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled "Risk Factors" of the preliminary prospectus filed with the SEC. These risks include, among others:

- Our industry and the markets in which we operate are highly competitive and increased competitive pressures could reduce our share of the markets we serve and adversely affect our business, financial position, results of operations and cash flows;
- We are a holding company and depend upon our subsidiaries for our cash flows;
- We may require additional funding for our growth plans, and such funding may result in a dilution of your investment;
- We currently are, and will continue to be after this offering, a "controlled company" within the meaning of the Nasdaq rules and the rules of the SEC and, as a result, qualify for exemptions from certain corporate governance requirements. You do not have the same protections afforded to stockholders of other companies that are subject to such requirements;
- If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest;
- The effects of the COVID-19 pandemic have materially affected how we and our customers are operating our businesses, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain;
- Our common stock may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor given that they are relying upon support from their China-based offices, and the delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment;
- We are dependent upon customer renewals, the addition of new customers, increased revenue from existing customers and the continued growth of the market for content management, customer experience management, task and process mining, and robotic process automation;
- Our subscription renewal rates may decrease, and any decrease could harm our future revenue and operating results;
- If we do not accurately predict subscription renewal rates or otherwise fail to forecast our revenue accurately, or if we fail to match our expenditures with corresponding revenue, our operating results could be adversely affected;
- Because we generally recognize revenue from subscriptions ratably over the term of the agreement, near term changes in sales may not be reflected immediately in our operating results;
- We face significant competition from both established and new companies offering digital marketing, task and process mining, content management, customer experience management, and robotic process automation, and other related applications, as well as internally developed software, which may harm our ability to add new customers, retain existing customers and grow our business;
- We have experienced rapid growth and organizational change in recent periods and expect continued future growth. If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service or address competitive challenges adequately;
- Failure to effectively develop and expand our digital marketing, task and process mining, content management, customer experience management, and robotic process automation capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our software;
- The rate of growth of our business depends on the continued participation and level of service of our third-party partners;
- We may experience quarterly fluctuations in our operating results due to a number of factors, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance;
- If we fail to maintain our inbound thought leadership position, our business may suffer;
- If we fail to further enhance our brand and maintain our existing strong brand awareness, our ability to expand our customer base will be impaired and our financial condition may suffer;
- If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs or requirements, our software may become less competitive;
- If we fail to offer high-quality customer support, our business and reputation may suffer;
- We may not be able to scale our business quickly enough to meet our customers' growing needs and if we are not able to grow efficiently, our operating results could be harmed;
- Our ability to introduce new products and features is dependent on adequate research and development resources. If we do not adequately fund our research and development efforts, we may not be able to compete effectively and our business and operating results may be harmed;

# Risk Factors

HeartCore

- Changes in the sizes or types of businesses that purchase our software or in the applications within our software purchased or used by our customers could negatively affect our operating results;
- We have in the past completed acquisitions and may acquire or invest in other companies or technologies in the future, which could divert management's attention, fail to meet our expectations, result in additional dilution to our stockholders, increase expenses, disrupt our operations or harm our operating results;
- Because our long-term growth strategy involves further expansion of our sales to customers outside Japan, our business will be susceptible to risks associated with international operations;
- If we cannot maintain our company culture as we grow, we could lose the innovation, teamwork, passion and focus on execution that we believe contribute to our success and our business may be harmed;
- We rely on our management team and other key employees, and the loss of one or more key employees could harm our business;
- The failure to attract and retain additional qualified personnel could prevent us from executing our business strategy;
- Interruptions or delays in service from our third-party data center providers could impair our ability to deliver our software to our customers, resulting in customer dissatisfaction, damage to our reputation, loss of customers, limited growth and reduction in revenue;
- If our software has outages or fails due to defects or similar problems, and if we fail to correct any defect or other software problems, we could lose customers, become subject to service performance or warranty claims or incur significant costs;
- We are dependent on the continued availability of third-party data hosting and transmission services;
- If we do not or cannot maintain the compatibility of our software with third-party applications that our customers use in their businesses, our revenue will decline;
- We rely on data provided by third parties, the loss of which could limit the functionality of our software and disrupt our business;
- Privacy concerns and end users' acceptance of Internet behavior tracking may limit the applicability, use and adoption of our software;
- If our or our customers' security measures are compromised or unauthorized access to data of our customers or their customers is otherwise obtained, our software may be perceived as not being secure, our customers may be harmed and may curtail or cease their use of our software, our reputation may be damaged and we may incur significant liabilities;
- Our business may suffer if it is alleged or determined that our technology infringes the intellectual property rights of others;
- If we fail to adequately protect our proprietary rights, in Japan and abroad, our competitive position could be impaired and we may lose valuable assets, experience reduced revenue and incur costly litigation to protect our rights;
- Our use of "open-source" software could negatively affect our ability to offer our software and subject us to possible litigation;
- We are subject to governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and our actual or perceived failure to comply with such obligations could harm our business. Compliance with such laws could also impair our efforts to maintain and expand our customer base, and thereby decrease our revenue;
- The standards that private entities use to regulate the use of email have in the past interfered with, and may in the future interfere with, the effectiveness of our software and our ability to conduct business;
- Existing federal, state and foreign laws regulate Internet tracking software, the senders of commercial emails and text messages, website owners and other activities, and could impact the use of our software and potentially subject us to regulatory enforcement or private litigation;
- We are subject to governmental export controls and economic sanctions laws that could impair our ability to compete in international markets and subject us to liability if we are not in full compliance with applicable laws;
- Our substantial indebtedness could have important adverse consequences and adversely affect our financial condition;
- We may be unable to generate sufficient cash flow to satisfy our significant debt service obligations, which could have a material adverse effect on our business, financial condition and results of operations;

# Risk Factors

- Despite our level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt, including off-balance sheet financing, contractual obligations and general and commercial liabilities. This could further exacerbate the risks to our financial condition described above; and
- Once our common stock is listed on Nasdaq Capital Market, there can be no assurance that we will be able to comply with Nasdaq Capital Market's continued listing standards.

# IPO Summary

HeartCore

| | |
|---|---|
| Issuer | HeartCore Enterprises (the "Company") |
| Exchange & Ticker | Nasdaq Capital Market Reserved Symbol: HTCR |
| Common Shares Outstanding Prior to Completion of the IPO | 15,915,943 shares |
| Common Shares Offered by the Company | 3,000,000 shares |
| Common Shares Outstanding Immediately After the Offering | 18,915,943 shares |
| Offering Price | Range $4.00 - $6.00 |
| Use of Proceeds | • Technology development<br>• Acquisitions<br>• Working capital<br>• General corporate purposes |
| Lead Underwriter | Boustead Securities, LLC |
| Issuer's U.S. Legal Counsel | Anthony L.G., PLLC |
| Underwriter's U.S. Legal Counsel | Bevilacqua, PLLC |
| Auditor | MaloneBailey, LLP |

# Overview

HeartCore

- HeartCore provides software solutions through two different business units, Content Management Systems (CMS) and Digital Transformation (DX).
- CMS has been in existence for 12 years, while DX is a newer unit which provides customers with Process Mining, Task Mining, and Robotics Process Automation innovations to accelerate the digital transformation of enterprises.
- HeartCore also has a dedicated in-house technology innovation team to develop software to support the innovation needs of large enterprise customers.

# CMS (Content Management System) Overview

HeartCore

HeartCore CMS

CMS (content management system) software helps users create, manage, and modify content on websites without the need for specialized technical knowledge.

*The benefits may include:*

- User-friendliness
- Quick deployment
- Ease of maintenance, including updates
- Extendable functionality
- SEO(Search Engine Optimization)-friendly features


Web Content Management Market
North America
Largest Market
By Region (2019)
APAC
Fastest-Growing Market
By Region (2020-2030)
2019
Market Size
$5,894.8
Million
Market
Growth Rate
(2020-2030)
18.4%

*Prescient & Strategic Intelligence (Jul. 2020)*

# CMS Features

HeartCore

## HeartCore CMS

HeartCore provides a wide range of ways to streamline website operations

### Equipped with an easy-to-use EDITOR

Create and update web pages as easily as entering text into a Microsoft Word document. Import the data as simply as copying and pasting the information you wish to enter.



### Secure PUBLISHING SETTINGS

View information before the time it is published is a big problem. We believe HeartCore is the only CMS in the world that can publish tens of thousands of pages simultaneously, and thousands of PDF files at the same time.





### Granular ACCESS RIGHTS and workflows

Set up detailed access permissions and flexible workflows.
Reduce the production and operation time and ensure the accuracy of the posted information.



### Extensive PREVIEW FUNCTIONS

Check the display on various devices on the management screen. Preview registered content from two or three generations ahead with a future date on the same page. Some restrictions apply depending on usage conditions.

- Multiple Domains Site Management
- My Page Write Function
- Content Reverse Lookup Function
- Accessibility Check Function
- Multi-Device Support
- Multilingual Support
- SNS Connection

# DX (Digital Transformation) Business Unit (3 Divisions)

CONTROLIO

Task mining by Controlio is an emerging technology that enables companies to understand how they perform their tasks by monitoring user actions and collecting user interaction data.

*The benefits may include:*

- Reduced costs
- Increased transparency
- Improved performance, customer experience and compliance.

Process Mining

Process mining is a family of techniques relating the fields of data science and process management to support the analysis of operational processes based on event logs. The goal of process mining is to turn event data into insights and actions.

*The benefits may include:*

- Reduced costs
- Increased transparency
- Improved performance, customer experience and compliance.

HeartCore Robo

Robotic Process Automation (RPA) is a technology that mimics the way humans interact with software to perform high-volume, repeatable tasks.

*The benefits may include:*

- Reduced costs
- Gain productivity
- Improved quality of data analysis
- Reduced operational risk

HeartCore

# Task Mining (Identifies and Improves Small Processes – Bottom-Up Approach)

## Track Employee Tasks

Tracking employee tasks, including:
- Real time monitoring of:
  - Snapshots, Activities, Keystrokes
  - Email contents & Printing Statuses

Creates Productivity Score Analysis of Employees - for Employers

## Add Restricted Operations

Restrict employee tasks, including:
- Website access
- Keystroke
- Application
- Removable media



CONTROLIO

# DX Division 2 - Process Mining

HeartCore

**Process Mining** (Identifies and Improves Large Processes – Top-Down Approach)

- Identify and eliminate old / unneccesary processes to optimize operations
- Detect bottlenecks and improve processes and customer satisfaction
- Identify differences in employee skill level, improve staff assignment, and maximize the impact of training
- Identify regular / repetitive operations and reduce costs and work
- Compliance checks



# DX Division 3 - Robotic Process Automation (RPA)

HeartCore

| | |
|---|---|
| **Fast Image Matching** | ▪ Proprietary image processing system that can respond to changes at high speed<br>▪ Platform independent<br>▪ Color recognition (ex. Red error message text, spaces in invoice, etc.) |
| **Browser Automatic Operation** | ▪ Automated operation by HTML element selector within Website<br>(ex. Button clicking, input in field on web page)<br>▪ Auto data collection within pages |
| **OCR** (Optimal Character Recognition | ▪ Read scanned documents → conversion to digital data → input to business application<br>▪ Multi OCR Engine (Google Vision, Tesseract)<br>▪ Font Registration (e.x font that appeared on legacy terminal) |
| **Backend Excel Operation** | ▪ High speed readout / input<br>▪ No installation to each execution terminal |
| **OS** (Operating System) **Command** | ▪ Windows / Unix Command<br>▪ Secure file operation (retrieve file list in folder, create copy and move new file / folder, etc.) |

# DX Market – Mining Forecast and Industry Participants


Process Mining Software Market Size, By Type, 2020 - 2026
3.5 Bn
2020
2021
2022
2023
2024
2025
2026
On-premise
Cloud
Source: www.kbvresearch.com


Process Mining Software Market Share, By End User, 2019
BFSI
IT & Telecom
Manufacturing
Retail
Logistics & Transportation
Healthcare
Others
Source: www.kbvresearch.com

*KBV Research (retrieved Oct. 2021)*

# Overview of CMS + DX Units

HeartCore



Process Mining + CONTROLIO
Mining data analysis
Reflect customer database
1. Segmentation based on customer-specific data derived by Process Mining
3.RPA operation for customers
Reflect on the segment of information
HeartCore CXM
HeartCore Robo
Segment subdivision
Automation settings
2. Let RPA learn operations to be assigned to each customer unit of the segmented segment.
Content Separation Settings
4. Based on the customer database, create content to be displayed for each segment from the administration screen, and set each cookie to be displayed separately.
Use the extension function to link the customer database to the content.
Keep the unique ID of the cookie in the customer database and check it against the cookie at the time of access.
Simplify data management for each variation of content data by using @ functions, etc.

# Three-year Product Strategy

HeartCore

## Integrate DX More Into HeartCore's Customer Base

**Establish cloud computing.**

**Enhance peripheral collaborative products.**

**Shift to cloud computing to increase sales.**

**FY20 1H**
HeartCore CMS

**FY21**
HeartCore CMS Cloud

**FY22**
DX
HeartCore CMS Cloud
DAM/PIM linkage
myinvenio
HeartCore Robo

**FY23**
HeartCore CXM Cloud
DAM/PIM linkage
myinvenio
HeartCore Robo

**DAM – Digital Asset Management**

**PIM – Product Information Management**

# More than 813 customers

HeartCore

For illustrative purposes only. Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. See disclosures at the beginning.

# Management



**Sumitaka Yamamoto, Chairman and CEO**
After graduating from the University of Osaka, Mr. Yamamoto joined the Japan Air Force, where he became a pilot and later, started several companies in Japan. He also worked for six years as a Corporate Evangelist at BroadVision (NASDAQ:BVSN) in the U.S., where he was involved in enterprise web businesses. He later went on to found HeartCore in 2009. He has over 20 years of experience in the information technology sector.



**Kimio Hosaka, COO**

Mr. Hosaka has over 20 years of IT experience and has worked on many innovative projects over the years.

He joined HeartCore in 2009 and has been the COO since 2015.



**Qizhi Gao, CFO**

Mr. Gao been involved in finance and accounting for a total of 16 years. He has extensive experience in working with advisors such as tax accountants, auditing firms, and legal counsel.



**Hidekazu Miyata, CTO**

After graduating from college, Mr. Miyata worked in the development industry, with more than 20 years of experience in the field. In 2009, he joined HeartCore, where he has been involved in the development of its Content Management System. He has also worked on production development with HeartCore.



**Keisuke Kuno, CX Division Vice President**

Mr. Kuno has been playing baseball since high school, and after graduating from college, he joined a professional baseball team. He then worked as an IT sales representative. He joined HeartCore in 2010 and has consistently worked in business development. He has been in his current position since 2021.

# Board of Directors

HeartCore

## Ferdinand Groenewald

Mr. Groenewald has been an independent member of our Board of Directors since January 24, 2022. Since January 2, 2022, Mr. Groenewald has served as the Chief Accounting Officer of Muscle Maker, Inc., a Nasdaq listed company. From September 2018 to January 2, 2022, Mr. Groenewald served as the Chief Financial Officer of Muscle Maker, Inc. From January 25, 2018 through May 29, 2018, Mr. Groenewald served as the Vice President of Finance, Principal Financial Officer and Principal Accounting Officer of Muscle Maker, Inc., Muscle Maker Development, LLC and Muscle Maker Corp., LLC. In addition, from October 2017 through May 29, 2018, he served as the controller of Muscle Maker, Inc. Mr. Groenewald is a certified public accountant with significant experience in finance and accounting. From July 2018 through August 2018, he served as senior financial reporting accountant of Wrinkle Gardner & Company, a full service tax, accounting and business consulting firm. From February 2017 to October 2017, Mr. Groenewald served as Senior Financial Accounting Consultant at Pharos Advisors, Inc. serving a broad range of industries. From November 2013 to February 2017, he served as a Senior Staff Accountant at Financial Consulting Strategies, LLC where he provided a broad range of accounting, financial reporting, and pre-auditing services to various industries. From August 2015 to December 2015, Mr. Groenewald served as a Financial Reporting Analyst at Valley National Bank. Mr. Groenewald holds a Bachelor of Science in accounting from the University of South Africa. Mr. Groenewald does not hold, and has not previously held, any directorships in any reporting companies.

## Yoshimoto Yamano

Mr. Yamano has been an independent member of our Board of Directors since May 18, 2021. Mr. Yamano was also an independent member of the Board of Directors of HeartCore Co from August 2018 through March 2021. Since April 2016, Mr. Yamano has served as the Chief Executive Officer of Yamano Holdings Corporation. Mr. Yamano graduated with a bachelor's degree in commerce from Meiji University, Tokyo, Japan. Mr. Yamano does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Yamano is qualified to serve on our Board of Directors due to his expertise in business and operations matters.

## Yuki Tan

Mr. Tan has been an independent member of our Board of Directors since September 1, 2021. Since April 2015, Mr. Tan has served as the Chief Executive Officer of Daitan Group, a company known for its Fuji Soba noodles. Mr. Tan graduated from Keio University in Tokyo with a bachelor's degree in economics. Mr. Tan does not hold, nor has he ever held, a directorship in any of the reporting companies. We believe that Mr. Tan is qualified to serve on our Board of Directors due to his expertise in business and operations matters

## Takeshi Omoto

Mr. Omoto has been an independent member of our Board of Directors since September 1, 2021. Since July 2012, Mr. Omoto has served as a partner at Ambitious Tokyo Law Office. Mr. Omoto graduated with a Law Degree from Chuo University, Tokyo, Japan. Mr. Omoto does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Omoto is qualified to serve on our Board of Directors due to his expertise in corporate governance and legal matters.

## Yuta Katai

Mr. Katai has been an independent member of our Board of Directors since September 1, 2021. Since June 2018, Mr. Katai has served as an accounting advisor at Katai Accounting Firm. From December 2008 through December 2017, he served as auditor at KPMG AZSA, LLC. Mr. Katai graduated with a bachelor's degree in faculty of commerce from Doshisha University, Kyoto, Japan. Mr. Katia does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Katia is qualified to serve on our Board of Directors due to his expertise in accounting and financial services matters.

# Sony (Case Study)

**SONY utilized HeartCore CMS to enable management of all its SONY Corporate websites**



http://www.sonykigyo.jp/



http://www.sonyhikari.co.jp/


Sony Digital Network Applications, Inc.
RECRUIT

http://www.sonydna.com/



http://www.sonybo.co.jp/


4K

http://www.sonybsc.com/


Sony PCL

http://www.sonypcl.jp/sonypcl/

SONY make.believe

## Important factors in Adopting HeartCore

- ✓ Multi-Domain Support At A Moderate Price Compared To Other Products
- ✓ Security - Secure As A Commercial CMS
- ✓ Static HTML File Generator For Pages Dynamically Managed

Case Study Provided by HeartCore, Sep. 2021

# FUJIFILM Corporation (Case Study)

HeartCore

FUJIFILM



Fujifilm operates businesses ranging from photography film to fine chemistry and electromechanics.

Fujifilm's B2B and B2C websites use HeartCore CMS

## Problems Before Implementing CMS

- Registration system was very complicated:
    - Manual work
    - 30 minutes to issue a user id and password
    - Led to poor customer satisfaction
- Photography website specifically had difficulty publishing several pictures

## Reasons for Adopting HeartCore CMS Solutions



**1. Easy Editing**
Administrators do not need any knowledge about HTML and they can use the editor just like Excel and Word. It is easy to create tables.

**2. Immediate Publication**
HeartCore CMS provides timely information and reduce workloads.

**3. Usability**
Simple to organize and maintain website structure with HeartCore CMS, so that the webpages can be well-organized and user-friendly.

Case Study Provided by HeartCore, Sep. 2021

# FUJIFILM Corporation (Case Study - Continued)

HeartCore

## Benefits of Implementing HeartCore

**Streamlined Creation Process**
The website creation process has been drastically streamlined especially by using copy and paste functions with Excel files.

**Personalization**
HeartCore's personalization features have enabled personalized content based upon have user attributes.

**Point System**
Members can now purchase products using points earned on the FujiFilm membership website.

**Blog**
Sales staff constantly distributes useful information to their members on the blog.

**Store Website**
Fujifilm has built a platform for their partners, so each store can easily have their own website.

*- Bonds between Fujifilm and their resellers, partners and members have been strengthened communication over the Internet -*



HeartCore server
Business Partner Site
Login Page
- News
- Products
- Campaign
- Event
For general partners
Frontier Master Shop
- Blog
- Activity Log
- Data Download
- FMS Forum
- Point Use
For members (paid)
FUJIFILM Content Management
- User Management
- BP, FMS Management
- Point Management
etc.
Website Framework for Partner Stores
Store Info

Case Study Provided by HeartCore, Sep. 2021

# Bank of Japan (Case Study)

HeartCore

日本銀行 BANK OF JAPAN

The Central Bank of Japan



Bank of Japan is the central bank of Japan and is responsible for currency and monetary control. Before implementing HeartCore CMS, Bank of Japan used another CMS called TeamSite. There were several problems with the previous CMS and Bank of Japan migrated to Heartcore's software.

**Problems with TeamSite were...**

1. It took a considerable amount of time to publish a large amount of content. For example, for the announcement of the quarterly short-term economic survey which has a major impact on stock prices and people need to read the information quicker. It is essential to disclose information on time since TeamSite uses the slow FTP (File Transfer Protocol) to upload content and the publishing process requires 30 minutes to one hour to complete. That could cause critical information leaks.
2. It costs a lot to customize the content editing page.
3. Version upgrades cost as much as the original version.
4. Upgrading the CMS was very cost efficient and was customized for the Bank of Japan.

slow

cost

upgrade

**HeartCore was selected after a year-long selection process**

To solve the problems, Bank of Japan considered six different CMS products for a year, and they decided to adopt HeartCore CMS because of its functionality and excellent support.

*-It now takes only 1-2 seconds to complete the publishing process even with 1,000 pages.*
*- The implementation of HeartCore also made it very easy for them to add new functions as needed.*

Case Study Provided by HeartCore, Sep. 2021

# Contact

HeartCore

**Corporate:**
HeartCore Enterprises, Inc.
1-2-33, Higashigotanda, Shinagawa-ku
Tokyo, Japan
Telephone: +81-3-6409-6966
www.heartcore.co.jp

**Underwriter:**
Boustead Securities, LLC
6 Venture, Suite 395
Irvine, CA 92618
+1 (949) 502-4408
offerings@boustead1828.com